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                                                                      Exhibit 11


                          J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                  Computation of Net Income Per Common Share
                  ------------------------------------------
              (Amounts in millions except per common share data)
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                                                      52 Weeks Ended               53 Weeks Ended             52 Weeks Ended
                                                     January 30, 1999             January 31, 1998           January 25, 1997
                                                 ------------------------    ------------------------   ------------------------
                                                   Shares        Income        Shares        Income       Shares        Income
                                                 ----------    ----------    ----------    ----------   ----------    ----------
Basic
-----

Net income                                                     $     594                   $     566                  $     565
Dividend on Series B ESOP
  convertible preferred stock
  (aftertax)                                                         (38)                        (40)                       (40)
                                                               ----------                  ----------                 ----------
Adjusted net income                                                  556                         526                        525

Weighted average number of
  shares outstanding                                 252.8                       247.4                      226.4
                                                 ----------    ----------    ----------    ----------   ----------    ----------
                                                     252.8     $     556         247.4     $     526        226.4     $     525
                                                 ==========    ==========    ==========    ==========   ==========    ==========

Net income per common share                               $2.20                       $2.13                      $2.32
                                                          =====                       =====                      =====

Diluted
-------

Net income                                       $     594                                 $     566                  $     565
Tax benefit differential on ESOP
  dividend assuming stock is
  fully converted                                      -                                          (1)                        (2)
Assumed additional contribution
  to ESOP if preferred stock is
  fully converted                                       (1)                                       (3)                        (3)
                                                 ----------                                ----------                 ----------
Adjusted net income                                    593                                       562                        560

Weighted average number of
  shares outstanding (basic)                         252.8                       247.4                      226.4
Stock options and other                                1.8                         2.5                        2.7
Convertible preferred stock                           16.6                        18.2                       19.4
                                                 ----------    ----------    ----------    ----------   ----------    ----------
                                                     271.2     $     593         268.1     $     562        248.5     $     560
                                                 ==========    ==========    ==========    ==========   ==========    ==========

Net income per common share                               $2.19                       $2.10                      $2.25
                                                          =====                       =====                      =====
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